Exhibit 5.1

                                                                 Mayer Brown LLP
                                                           71 South Wacker Drive
                                                    Chicago, Illinois 60606-4637
October 30, 2007
                                                         Main Tel (312) 782-0600
                                                         Main Fax (312) 701-7711
                                                              www.mayerbrown.com

HSI Asset Securitization Corporation
452 Fifth Avenue, 10th Floor
New York, New York  10018

              Re: Mortgage Pass-Through Certificates, Series 2007-2

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-3 (File No. 333-140923), filed by HSI Asset Securitization Corporation, a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") on February 27, 2007 and declared effective on March 29, 2007 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates, Series 2007-2 (the "Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of October 1, 2007, (the "Pooling and Servicing Agreement") as more particularly described in the prospectus, dated April 27, 2007 and the prospectus supplement, dated October 30, 2007, relating to the Certificates (together, the "Prospectus").

      We have assumed for the purposes of the opinions set forth below that the Certificates will be sold by you for reasonably equivalent consideration. We have also assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. In addition, we have assumed that the parties to the Pooling and Servicing Agreement will satisfy their respective obligations thereunder.

      On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that when the Pooling and Servicing Agreement has been duly and validly executed and delivered by the parties thereto, and the Certificates have been duly executed and delivered in accordance with the Pooling and Servicing Agreement and sold, the Certificates will be legally issued, fully paid and nonassessable, and the holders of the Certificates will be entitled to the benefits of the Pooling and Servicing Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      Mayer Brown LLP operates in combination with our associated English limited liability partnership.


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HSI Asset Securitization Corporation
October 30, 2007
Page 2

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit or otherwise.

                                                     Very truly yours,

                                                     /s/ Mayer Brown LLP
                                                     -------------------
                                                     MAYER BROWN LLP

JVG/ATG